UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 15, 2005


                             TETON PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                   001-31679                 84-1482290
 (State of incorporation)     (Commission File No.)          (IRS Employer
                                                          Identification No.)


                            1600 Broadway, Suite 2400
                              Denver, CO 80202-4921
          (Address of principal executive offices, including zip code)


                                 (303) 542-1878
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On February 15, 2005, Teton Petroleum Company ("we" or the "company") signed a membership interest purchase agreement with PGR Partners, LLC ("PGR") whereby we acquired 25% of the membership interest in Piceance Gas Resources, LLC, a Colorado limited liability company ("Piceance LLC"). Piceance LLC owns certain oil and gas rights and leasehold assets covering approximately 6,300 acres in the Piceance Basin in Western Colorado. The properties owned by Piceance LLC carry a net revenue interest of 78.75%.

      The purchase price for the membership interest in Piceance LLC was $5.25 million in cash, the issuance of 450,000 unregistered shares of our common stock, and the issuance of warrants to purchase 200,000 shares of our common stock, exercisable for a period of five years at an exercise price of $2.00 per share. We also entered into a registration rights agreement with PGR Partners whereby we granted PGR Partners certain registration rights in connection with the shares of our common stock and shares underlying the warrants issued as part of the purchase price.

Item 3.02 Unregistered Sales of Equity Securities.

      As part of the consideration for the purchase of 25% of the membership interests of Piceance LLC, on February 15, 2005, we issued to PGR Partners 450,000 unregistered shares of our common stock and warrants to purchase an additional 200,000 shares of common stock at an exercise price of $2.00 per share, exercisable for a period of five years. This transaction was not registered under the Securities Act of 1933, as amended (the "Act") in reliance on an exemption from registration under Section 4(2) of the Act based on the limited number of purchasers, their sophistication in financial matters, and their access to information concerning the company.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

       Exhibit No.      Description
       -----------      -----------

          99.1          Press Release dated February 16, 2005.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.


Dated:  February 16, 2005           TETON PETROLEUM COMPANY


                                    By:   /s/ Karl F. Arleth
                                       ---------------------------------------
                                         Karl F. Arleth, Chief Executive
                                         Officer and President


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                                INDEX TO EXHIBITS


    Exhibit No.     Exhibit
    -----------     -------

       99.1         Press Release of Teton Petroleum Company dated February 16,
                    2005.


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